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                                                                 EXHIBIT 10.26


              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND AGREEMENT
                                       FOR
                     ---------------------------------------

         This Supplemental Executive Retirement Plan and Agreement for _________________, made as of the 19th day of April, 2000 by and between CONCORD CAMERA CORP., a New Jersey corporation (the "Employer") and _____________ (the "Executive").

         In consideration for the premises and the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:


                             Article I. Introduction

         In consideration of the services performed by the Executive for the Employer in the past and to be performed in the future, the Employer hereby agrees to pay, in addition to other consideration to be provided by the Employer, deferred compensation to him under the terms and conditions hereinafter set forth. This Agreement creates an unfunded, nonqualified plan maintained for the purposes of providing deferred compensation for the Executive, a member of senior management and a highly compensated Executive, and shall be construed and administered accordingly.


                             Article II. Definitions

         When used herein with initial capital letters, the following words have the following meanings:

                  Accounts - the three accounts established by the Employer for the benefit of the Executive, each reflecting a $_________ initial credit and adjustments for income, expenses, gains or losses and any payments from the accounts.

                  Change in Control - the occurrence of any one of the following events:

                           (i) any "person," as such term is used in Sections
3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (other than Executive), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 25% or more of the Voting Stock of the Employer, which term means capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation;

                           (ii) the majority of the Board of Directors of the
Employer consists of individuals other than Incumbent Directors, which term means the members of such Board on the date of this Plan and Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

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                           (iii) the Employer adopts any plan of liquidation
providing for the distribution of all or substantially all of its assets;

                           (iv) all or substantially all of the assets or
business of the Employer is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Employer immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Employer, the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Employer); or

                           (v) the Employer combines with another company and is
the surviving corporation but, immediately after the combination, the shareholders of the Employer immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

                  Plan and Agreement - this Supplemental Executive Retirement Plan and Agreement for ___________________________.


                       Article III. Deferred Compensation

                  1. The Employer agrees to credit on August 10, 2000, $___________ to each of Account I, Account II and Account III, and such deferred compensation shall be paid to the Executive as hereinafter provided.

                  2. The balance in each Account shall be deemed for purposes of this Plan and Agreement to be invested and reinvested in such securities, investments, instruments or insurance policies as the Executive, in his sole discretion, shall direct from time to time, by one day advance written notice given to the Employer or its designee. With the consent of the Employer, the Executive may, by giving written notice to the Employer or its designee, authorize an investment manager to make the directions specified in the preceding sentence. Any investment direction or change of investment direction shall be deemed made on the first business day following the Employer's or its designee's, as the case may be, receipt of the Executive's or the investment manager's, as the case may be, written notice of investment direction. Any such investment direction shall remain in effect until affirmatively changed by a subsequent investment direction given in the same manner, provided that the proceeds of any investment which matures shall be deemed to be reinvested in such money market account as the Employer may determine and thereafter until a new investment direction is made with respect to such proceeds. Notwithstanding the foregoing, no such deemed investment shall, in the Employer's reasonable judgment, impose upon the Employer administrative burdens or financial costs which are inappropriate in view of all of the circumstances. If no applicable investment direction is given on or before the date on which an amount is credited to an Account, such amount shall be initially invested in a such money

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market account as the Employer may reasonably determine. The Employer, in its discretion and on such terms as it decides, may waive, or reduce the period of, any notice required under this paragraph.

                  3. Title to and beneficial ownership of any direct or indirect investments the Employer may make in connection with the Plan and Agreement (including the transfer of funds to a selected investment manager for discretionary investment and reinvestment in such investments by such investment manager or the transfer of funds to a so-called rabbi trust) shall at all times remain with the Employer, and the Executive and his designated beneficiary or beneficiaries shall not have any property interest whatsoever in such investments.

                  4. At the end of every month, each Account shall be increased or decreased by (a) in the case of each investment actually made directly or indirectly by the Employer with respect to such Account, the net amount of all income, gain or loss earned or sustained, whether realized or unrealized, with respect to such investment, and (b) in the case of each deemed investment with respect to such Account, the net amount of all income, gain or loss which would have been earned or sustained, whether realized or unrealized, had the balance in the Account in fact been invested and reinvested in such investment. Each Account shall also be charged with all payments or other distributions with respect to such Account and with all fees and expenses (including brokerage fees) with respect to such Account, in the case of investments actually made, at the rates actually paid and, in the case of investments deemed to have been made, at the rates which would have been paid had the investments actually been made.

                               Article IV. Vesting


                  1.       The balances in the Accounts shall vest as follows:

                           Account                   Vesting Date
                           -------                   ------------

                           Account I                 January 1, 2001
                           Account II                January 1, 2002
                           Account III               January 1, 2003

Upon the event of a Change in Control, the balances in the Accounts shall immediately vest. In the event the Executive's employment with the Employer is terminated prior to the vesting of the balance in an Account for any reason, the balance in such Account shall be immediately forfeited and the Executive shall have no further interests in such balance.

                  2. Notwithstanding anything herein to the contrary, in the event of a forfeiture of a balance in an Account, Executive agrees to immediately pay to the Employer the excess, if any, of $____________ over the balance in the Account at the time of such forfeiture. The Employer, in its discretion, may reduce the amounts otherwise payable under this Plan and Agreement by the amount owed to the Employer pursuant to the immediately preceding sentence.


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                        Article V. Benefit Distributions

                  1. Subject to the provisions of paragraph 2 of Article IV, the vested balance in each Account shall be paid to the Executive in one of the two following methods at the election of the Executive: (a) a lump-sum payment to be paid at such time as is designated by the Executive or (b) annual installment payments over such period of years as may be designated by the Executive; provided, however, no payment shall be payable pursuant to this Article V prior to the Executive's termination of employment with the Employer.

                  2. The Executive's election and designation referred to in Paragraph 1 of this Article V with respect to an Account shall be made by a written notice to the Employer prior to August 19, 2000. The Executive may make different elections and designations with respect to each Account.

                  3. In the event that the Executive fails to make an election pursuant to paragraph 1 of this Article V with respect to an Account, the vested balance in such Account shall be paid in ten annual installments commencing on the first day of the month following the termination of the Executive's employment with the Employer.

                  4. All payments to be made pursuant to paragraph 1 of this
Article V with respect to each Account shall be made in cash, and in furtherance thereof, all investments actually made with respect to such Account shall be sold by the Employer at such time or times as the Employer may determine to effect such payment; provided, that (a) in the case of an installment payment, unless the Executive provides the Employer with written notice to the contrary at least five days prior to the date any such payment is due, the Employer may select the investments to be sold or deemed sold to provide the cash necessary for such payment, and (b) to the extent investments have actually been made by the Employer with respect to such Account, the Executive may elect, subject to the Employer's approval, to receive payment in kind in lieu of cash by providing written notice of such election to the Employer at least five days prior to the date of such payment.

                  5. For purposes of determining the amount of a payment referred to in paragraph 1 of this Article V with respect to an Account, (a) the balance in such Account shall be adjusted by the Employer in the manner provided in paragraph 6 of Article III not more than five trading days preceding such payment, (b) the amount of such payment shall be reduced by the amount of any expenses actually incurred or deemed to have been incurred in connection with the sale or deemed sale of investments required to make such payment ("selling expenses"), and (c) if the installment method is elected with respect to any year, the amount of each installment shall be equal to the balance in the appropriate Account as of the date of payment (as adjusted pursuant to clause
(a) of this sentence), divided by the number of annual installments remaining, including the installment then being paid, and then reduced by the amount of any applicable selling expenses.

                  6. Except as provided in this paragraph 6, the Executive shall have no right to modify in any way his election and designation made pursuant to paragraph 1 of this Article V with respect to an Account or, in the event of his failure to make such an election or designation, the default provisions of


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paragraph 3. Provided that a modification election is made at least 12 months prior to the commencement of the benefit distributions with respect to an Account, the Executive, may:

                           (a) delay the date on which a lump-sum payment from such Account shall be made;

                           (b) change the form of benefit payment from such Account from a lump-sum payment to annual installment payments over such period of years as designated by the Executive;

                           (c) change the form of benefit payment from such Account from annual installments to a lump-sum payment which shall be paid at the time designated by the Executive but no sooner than the day on which the installment payments were to commence;

                           (d) delay the commencement of annual installment payments from such Account; or

                           (e) increase the period of years during which annual installments shall be made out of such Account.

                  7. Notwithstanding anything in this Plan and Agreement to the contrary, in the event of the termination of the Executive's employment with the Employer for any reason prior to the Executive's attainment of age 65, the vested balance in each Account shall be paid to the Executive in one lump-sum payment within 30 days of such termination.

                  8. Employer is authorized to withhold from any payments made hereunder such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary or appropriate to comply with applicable laws and regulations.

                              Article VI. Hardship

                  The Employer may, in its sole discretion, distribute all or a portion of the vested balances in the Accounts to the Executive upon a demonstration by the Executive of an immediate and heavy financial need. The amount of any distribution made pursuant to this Article VI shall be limited to the amount necessary to satisfy such financial need.

                               Article VII. Death

                  In the event of the Executive's death prior to the payment of all of the vested balances in the Accounts, unless the Executive otherwise elects with the consent of the Employer, the Employer shall pay all remaining vested balances in the Accounts at such time, not later than 60 days following the Executive's death, in one lump-sum to such beneficiary or beneficiaries


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designated by the Executive in a writing filed by the Executive with the
Employer, or in the absence of such a beneficiary designation, to the Executive's estate.


                         Article VIII. Claims Procedures

                  1. At any time the Employer makes a determination adverse to the Executive or his beneficiary with respect to a claim for payment, the Employer shall notify the claimant in writing of such determination, setting forth:

                           (a)   the specific reason for such determination;

                           (b) a reference to the specific provision or provisions of this Plan on which such determination is based;

                           (c) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required, and

                           (d) an explanation of the rights and procedures set forth in this Article VIII.

                  2. A person who receives notice of an adverse determination by the Employer with respect to a claim may request, within 60 days of receipt of such notice, that the Employer review its determination. This request may be made on behalf of a claimant by a duly authorized representative. The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Employer. The Employer shall render a decision within 60 days of a request for review (or within 120 days under special circumstances), which decision shall be in writing and shall set forth the specific reasons for the decision reached and the specific provisions of this Plan and Agreement on which the decision is based. A copy of the ruling shall be forwarded to the claimant.


                            Article IX. Miscellaneous

                  1. Benefits provided in this Plan and Agreement will not be subject to garnishment, attachment, or assignment, or any other legal process by creditors of the Executive or any person or persons designated as beneficiaries of this Plan and Agreement or any other payee of the benefits provided herein, except as specifically provided herein.

                  2. The Executive and his beneficiaries shall have the status of unsecured creditors of the Employer and this Plan and Agreement constitutes a mere promise by the Employer to make benefit payments as required by Articles V, VI and VII.

                  3. This Plan and Agreement creates no rights in the Executive to continue in the employment of the Employer for any length of time, nor does it create any rights in the Executive or his beneficiaries nor any obligations on the part of the Employer, other than those specifically provided herein.


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                  4. This Plan and Agreement shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.

                  5. The waiver by any party of any term of this Plan and Agreement on any occasion shall not be deemed to be a further or continuing waiver of any such term.

                  6. Written notices which the Executive must provide to the Employer under this Plan and Agreement (including, but not limited to, investment directions, benefit distribution elections and beneficiary designations) shall be addressed to the Employer at: 4000 Hollywood Boulevard, Presidential Circle - Suite 650N, Hollywood, Florida 33021.

                  7. This Plan and Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey without giving effect to principles governing choice of law.

                  8. This Plan and Agreement may be terminated or amended only by a writing signed by both of the parties hereto.

                  IN WITNESS WHEREOF, this Plan and Agreement has been duly executed by the Employer and by the Executive as of the day and year first above written.

Witness:                                    CONCORD CAMERA CORP.


_______________________________             By:______________________________


Witness:                                    EXECUTIVE


-------------------------------             ---------------------------------
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                                 Schedule 10.26



         The Company has entered into Supplemental Executive Retirement Plan and Agreements ("SERP"s), a form of which is attached as Exhibit 10.26, with the following executive officers. The Agreements are identical with the exception of the amounts listed below:

                                                                                            Deferred
                                                                                           Compensation
                                                                  Initial Credit          Account Credits
     Executive                          Title                      (Article II)         (Article III, ss.1)
     ---------                          -----                      ------------         -------------------
Brian F. King                Senior Vice President                 $  750,000             $   250,000

Keith L. Lampert             Vice  President  of the Company and      450,000                 150,000
                             Managing Director of Concord HK

Harlan I. Press              Vice President and Treasurer             165,000                  55,000

Urs W. Stampfli              Vice   President  and  Director  of      110,000               36,666.66
                             Global Sales and Marketing
